EXHIBIT 32.2

Noble Corporation, a Swiss corporation
Noble Corporation, a Cayman Islands company

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Noble Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis J. Lubojacky, Principal Financial and Accounting Officer of Noble-Swiss and Vice President and Chief Financial Officer of Noble-Cayman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 2, 2011

/s/Dennis J. Lubojacky
Dennis J. Lubojacky
Principal Financial Officer and Principal Accounting Officer
of Noble Corporation, a Swiss corporation, and
Vice President and Chief Financial Officer
of Noble Corporation, a Cayman Islands company